Back to Form 8-K
Exhibit 99.1
WellCare Issues 2016 Annual Guidance
Updates 2015 Annual Guidance
Announces Closing of $850 Million Credit Facility

TAMPA, Fla. (January 12, 2016) – WellCare Health Plans, Inc. (NYSE: WCG) today issued its full-year 2016 guidance, updated its full-year 2015 adjusted earnings per diluted share guidance and announced the closing of an $850 million credit facility.
WellCare expects full-year 2016 adjusted earnings per diluted share to be in a range of $4.35 to $4.60. Beginning in 2016, and reflected in this guidance range, adjusted earnings will exclude intangible amortization associated with acquisitions. The company expects acquisition-related amortization expense of approximately $10.1 million, or $0.14 per diluted share, in 2016. In addition, the 2016 adjusted earnings per share guidance range and certain guidance metrics exclude the impact of Iowa due to the status of WellCare’s appeal of the ruling excluding the company from participating in Iowa’s Medicaid managed care program.
Refer to the Appendix in this press release for the 2016 guidance table that includes specific 2016 guidance metrics, related footnotes and the basis of presentation.
2015 Annual Guidance
WellCare revised its full-year 2015 adjusted earnings per diluted share guidance to a range of $3.40 to $3.45. This guidance range includes acquisition-related amortization costs of approximately $10.6 million, or $0.15 per diluted share, and excludes nonrecurring Iowa-related general and administrative (G&A) costs of $12.0 million to $14.0 million, up from the company’s previous expectations of $6.0 million to $9.0 million in the fourth quarter of 2015. These nonrecurring G&A expenses include readiness costs and certain wind-down costs of WellCare’s Iowa operations and certain legal costs incurred during the fourth quarter of 2015.
Refer to the Appendix for a description of how the company estimates 2015 adjusted earnings per diluted share and basis of presentation.
The company noted that due to the status of its appeal of the ruling excluding the company from participating in Iowa’s Medicaid managed care program, it will not be recording a premium deficiency reserve in the fourth quarter of 2015.
Announces New Credit Agreement
WellCare also announced that it entered into a new $850 million senior unsecured revolving credit facility, replacing and terminating the previous senior unsecured credit facility, and repaid in full the $300 million term loan due in September 2016 under the previous credit facility. The funds borrowed under the new credit facility can be used for general corporate purposes, including, but not limited to, working capital, organic growth and acquisitions. WellCare borrowed $200 million as a revolving loan under this facility for the repayment of the term loan. The new credit facility is set to expire in January 2021 and contains customary covenants and restrictions.
J.P. Morgan Healthcare Conference
Members of WellCare’s management team are scheduled to present today at the 34th Annual J.P. Morgan Healthcare Conference at 7:30 a.m. Pacific time (10:30 a.m. Eastern time). Details of the company’s 2016 guidance will be discussed during the presentation.
The presentation will be webcast live from the company’s website. The webcast and a copy of the presentation will be accessible in the “Events and Presentations” section at ir.wellcare.com. The webcast and presentation should be accessed at least 15 minutes prior to its start time. A replay of the webcast will be available for 90 days following the conclusion of the live broadcast.
About WellCare Health Plans, Inc.
Headquartered in Tampa, Fla., WellCare Health Plans, Inc. (NYSE: WCG) focuses exclusively on providing government-sponsored managed care services, primarily through Medicaid, Medicare Advantage and Medicare Prescription Drug Plans, to families, children, seniors and individuals with complex medical needs. The company served approximately 3.8 million members nationwide as of September 30, 2015. For more information about WellCare, please visit the company’s website at www.wellcare.com.

APPENDIX
2016 Guidance Table
Following is a table with specific 2016 guidance metrics:

Guidance Metric	2016 Guidance as of January 12, 2016

Segment premium revenue:
Adjusted Medicaid Health Plans(1)	$8.75B to $8.90B
Medicare Health Plans	$3.85B to $3.95B
Medicare PDP	$900M to $975M
Adjusted premium revenue(1)	$13.5B to $13.825B

Medicaid ACA industry fee reimbursement	$229M to $237M
Investment & other income	$12M to $16M

Segment MBR:
Adjusted Medicaid Health Plans(1)	89.0% to 90.0%
Medicare Health Plans	85.25% to 86.50%
Medicare PDP	81.0% to 83.0%

Adjusted SG&A ratio(2)(6)	7.7% to 7.9%
ACA industry fee expense	$223M to $233M
Adjusted depreciation & amortization(3)	$72M to $75M
Interest expense	$58M to $62M
Adjusted effective income tax rate(4)(6)	56.0% to 58.0%

Adjusted earnings per diluted share(5)(6)	$4.35 to $4.60
* Refer to the basis of presentation for a discussion of non-GAAP financial measures

(1)	Excludes an estimated $105.0 million to $110.0 million in Medicaid premium taxes and an estimated $229.0 million to $237.0 million for Medicaid ACA industry fee reimbursement.

(2)
Excludes the following items: an estimated $1.0 million to $2.0 million in Sterling divestiture costs; estimated Medicaid premium taxes and Medicaid ACA industry fee reimbursement; Iowa-related G&A costs, PBM transitory costs and government investigation-related costs.

(3)	Excludes an estimated $10.1 million of amortization expense associated with prior acquisitions.

(4)
Excludes the estimated income tax effect associated with the government investigation-related costs, PBM transitory costs, the Sterling gain and Sterling divestiture costs, amortization expense associated with prior acquisitions and Iowa-related G&A expenses.

(5)
The company estimates adjusted earnings per diluted share guidance by adjusting net income for the estimated net of tax effect of acquisition-related amortization expense, government investigation-related costs, the Sterling gain and Sterling divestiture costs, PBM transitory costs and Iowa-related G&A expenses.

(6)
WellCare is not able to project the amount of future costs associated with the PBM transition, the wind-down of Iowa operations or the government investigations and, therefore, cannot reconcile these metrics to total projected GAAP metrics.

Basis of Presentation
In addition to results determined under GAAP, WellCare provides certain non-GAAP measurements that management believes are useful in assessing the company’s performance. Earnings per share and certain other operating results have been adjusted for the effect of certain expenses related to previously disclosed government investigations and related litigation and resolution costs, transitory costs related to the company’s decision to change its pharmacy benefit manager (PBM) as of January 1, 2016, amortization expense associated with prior acquisitions, certain nonrecurring Iowa-related G&A costs and costs related to the divestiture of Sterling. Net income and certain operating results have also been adjusted for the effect of a gain on the divestiture of Sterling. Management believes these items are not indicative of long-term business operations performance. The company is not able to project at the time of this release the amount of costs associated with the PBM transition, costs related to the wind-down of Iowa operations to be incurred in 2016, potential changes in the gain related to the Sterling divestiture or government investigations and therefore, cannot reconcile non-GAAP metrics affected by these items to total projected GAAP metrics.
Following is a description of the adjustments made to GAAP measures used to calculate the non-GAAP measures used in this news release.
Adjusted premium revenue = Total premium revenue (GAAP) less Medicaid premium taxes revenue and Medicaid reimbursements of the ACA industry fee. The company’s adjusted Medicaid Health Plans segment premium revenue uses this non-GAAP definition of adjusted premium revenue.
MBR (GAAP) = medical benefits expense divided by total premium revenue (GAAP).
Adjusted MBR (non-GAAP) = medical benefits expense divided by adjusted premium revenue. The company’s adjusted Medicaid Health Plans segment MBR uses this non-GAAP definition of adjusted MBR.
Adjusted SG&A expense (non-GAAP) = SG&A (GAAP) expense less certain SG&A expenses related to previously disclosed government investigations and related litigation and resolution costs, PBM transitory costs, Sterling divestiture costs and Iowa-related G&A costs.
Adjusted SG&A ratio (non-GAAP) = adjusted SG&A expense divided by adjusted premium revenue.
Adjusted depreciation & amortization = depreciation & amortization (GAAP) less acquisition-related amortization expenses.
2015 Adjusted income before taxes (non-GAAP) = income before income taxes (GAAP) less the government investigations and related litigation and resolution costs, PBM transitory costs, the Sterling gain, an estimated $3.0 million to $4.0 million in Sterling divestiture costs, and an estimated $12.0 million to $14.0 million in Iowa-related G&A costs.
2016 Adjusted income before taxes (non-GAAP) = income before income taxes (GAAP) less the government investigations and related litigation and resolution costs, PBM transitory costs, the Sterling gain and Sterling divestiture costs, acquisition-related amortization expenses, and Iowa-related G&A costs.
Adjusted income tax expense (non-GAAP) = income tax associated with the applicable adjusted income before taxes, based on the applicable effective income tax rate.
Adjusted effective income tax rate (non-GAAP) = adjusted income tax expense divided by adjusted income before taxes.
Adjusted net income = adjusted income before taxes less adjusted income tax expense.
Adjusted earnings per diluted share (non-GAAP) = Adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. For example, statements regarding the company’s 2016 financial outlook and its 2015 estimated financial results contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the outcome of any protests related to Medicaid awards, CMS approval of Medicaid contracts, any changes to the programs or contracts, WellCare’s ability to address operational challenges related to new business, including, but not limited to, WellCare’s ability to meet the requirements of readiness reviews, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare’s ability to effectively estimate and manage growth, WellCare’s ability to effectively execute and integrate acquisitions, potential reductions in Medicaid and Medicare revenue, WellCare’s ability to estimate and manage medical benefits expense effectively, including through its vendors, its ability to negotiate actuarially sound rates, especially in new programs with limited experience, and WellCare’s ability to comply with the terms of the Corporate Integrity Agreement. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare’s forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.
Additional information concerning these and other important risks and uncertainties can be found in the company’s filings with the U.S. Securities and Exchange Commission (“SEC”), included under the captions “Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2014, and the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2015, and other filings by WellCare with the SEC, which contain discussions of WellCare’s business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare’s forward-looking statements. WellCare’s forward-looking statements speak only as of the date on which the statements are made. WellCare undertakes no duty, and expressly disclaims any obligation, to update these forward-looking statements to reflect any future events, developments or otherwise.

CONTACTS:

Investors	Media
Angie McCabe	Crystal Warwell Walker
Vice President, Investor Relations	Senior Director, External Communications
813-206-6958	813-206-2697
angie.mccabe@wellcare.com	crystal.walker@wellcare.com

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